Exhibit 10.1

CONTRACT CHANGE ORDER (CCO)

		Date:	5/31/2007

CONTRACTOR:	Lurgi, Inc.	Contract No.:	05066

PACKAGE:	Panda Yuma Ethanol, LP	CCO No.:	001

	4100 Spring Valley Rd, #1002 Dallas, Texas 75244	Cost Code:

DESCRIPTION OF CHANGE:

Increase Separated Contract Price to $172,069,691 USD to include an extension of project schedule, additional field overhead, and general escalation of labor, material, and equipment pricing for Financial Closing occurring between May 1, 2007 and July 2, 2007. Itemization for this increase is attached.

Amend EPC Agreement per attached document entitled “First Change Order to Turnkey Engineering, Procurement and Construction Agreement for Ethanol Production Facility” revises certain terms and conditions and exhibits of the Agreement and is an integral part of this change order.

In the event Financial Closing does not occur on or before July 2, 2007, Contractor shall have the right to make further adjustments to the Agreement pursuant to Section 15.04(b) as amended in this document.

SCHEDULE IMPACT: One month added to schedule. In addition, Contractor requires mobilization two weeks prior to Financial Closing to initiate earthwork and maintain project schedule.

COST IMPACT:

Amount this Change Order:	$9,735,774

AUTHORIZATION:

Accept/Reject (circle one)

Remarks:

Project Manager-Lurgi, Inc.

Commercial Project Manager-Lurgi, Inc.

5-31-07
Officer-Lurgi, Inc.	Owner/Client

This change order shall not in any way alter the terms and conditions of the agreement that is ratified and confirmed other than as hereby amended.

First Change Order to Turnkey Engineering, Procurement and Construction

Agreement for Ethanol Production Facility

This First Change Order (“Change Order”) to the Turnkey Engineering, Procurement and Construction Agreement for Ethanol Production Facility dated as of March 1, 2007 (“Agreement”) is made and entered into as of the 31st day of May, 2007 between Panda Yuma Ethanol, LP a Delaware Limited Partnership (“Owner”) and Lurgi, Inc., a corporation organized under the laws of Tennessee (“Contractor”), referred to herein collectively as the “Parties”.

WHEREAS, the Parties entered into the Agreement for Contractor’s supply of labor, materials, supplies and equipment and performance of design, engineering, procurement construction, commissioning, Start-Up, training and testing services for the installation for Owner, on a lump sum, fixed price, turnkey basis, of a plant to produce ethanol in accordance with the project requirements described in the Agreement; and

WHEREAS, the Parties desire to make certain modifications to the Agreement as described herein, and as stated in the accompanying Contract Change Order No. 001.

NOW, THEREFORE, for good and valuable consideration, including without limitation the agreements of the Parties contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Revise the following definitions in Article I, Section 1.01:

Denatured Ethanol – replace “ASTM D4806-04a” with ASTM D4806-06c.”

Guaranteed Interim Completion Date – replace previous definition in its entirety with “means the date that is five hundred forty-nine (549) calendar days after Owner’s issuance to Contractor of the Notice to Proceed under Section 5.01, as such date may be extended under the terms of this Agreement.”

Guaranteed Substantial Completion Date – replace previous definition in its entirety with “means the date that is five hundred eighty (580) calendar days after Owner’s issuance to Contractor of the Notice to Proceed under Section 5.01, as such date may be extended under the terms of this Agreement”.

2.	Article V Section 5.01 Commencement of Work – replace May 1, 2007 with July 2, 2007.

3.	Article V Section 5.02 (c) – replace four hundred eighty-eight (488) calendar days with five hundred eighteen (518) calendar days

4.	Article XI Section 11.04(c) – replace ASTM D4860-01 with ASTM D4860-06c

5.	Article XV Section 15.04(b) – replace May 1, 2007 with July 2, 2007

6.	Exhibit B Project Schedule is hereby replaced with the attached new Exhibit B dated May 14, 2007

7.	Exhibit D Milestone Payment Schedule is hereby replaced with the attached new Exhibit D dated May 20, 2007.

8.	Exhibit J Separated Contact Price is hereby replaced with the attached new Exhibit J dated May 20, 2007.

9.	Exhibit O Project Organization is hereby replaced with the attached new Exhibit O May 9, 2007.